AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This AMENDMENT No. 2 is made effective as of November 18, 1997 (the "Effective Date"), by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and ROBERT N. ELKINS (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

     WHEREAS,   effective  January  1,  1994,  the  Executive  entered  into  an employment agreement with the Company (the "Original Agreement");

     WHEREAS, effective January 1, 1995, the Executive and the Company entered into Amendment No. 1 to Employment Agreement ("Amendment No. 1"), which amended the Original Agreement; and

     WHEREAS, the parties desire to further amend the Original Agreement as amended by Amendment No.1 (such amended agreement being referred to hereinafter as the "Agreement").

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the parties, intending to be legally bound, hereby agree to amend the Agreement as follows:

     1. The second sentence of Section 2.1 of the Agreement is amended to read in its entirety as follows:

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     "On each  Anniversary  Date,  the Salary shall be increased by a percentage that is equal to the percentage increase in the "Consumer Price Index for All Urban Consumers" published by the United States Department of Labor's Bureau of Labor Statistics for the then most recently ended 12-month period as of the date of such adjustment, and increased by such additional amounts as may be determined by the Board in its discretion."

     2. Section 2.1 of the Agreement is further amended to add the following sentence at the end of such Section:

     "The Salary may not be decreased at any time, or for any purpose (including, without limitation, for the purpose of determining severance benefits pursuant to Section 3)."

     3. The last sentence of Section 2.2 (b) of the Agreement is amended to add the following phrase before the phrase "with interest at the prime rate of Citibank, N.A.":

     ", net of all taxes paid or payable (except to the extent that the Executive receives tax benefits, through deductions, for the repayments),"

     4. Section 2.3(f) is amended to add the following sentence at the end of such Section:

     "Additionally, the Executive shall have the right, but not the obligation, at any time during the Term and for one year thereafter, to purchase from the Company the Gulfstream II aircraft currently owned by the Company (or any comparable successor aircraft then owned by the Company), at a price equal to the then book value of such aircraft, and to lease or purchase from the

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     Company at a fair  market  rental,  or  purchase  from the  Company at book value, the hangar space for such aircraft at the Naples, Florida, airport; provided that such aircraft or such hanger, as the case may be, are still owned by the Company at such time; and provided further that the Company shall give the Executive no less than 30 days advance written notice before selling, or otherwise transferring, such aircraft or such hangar, as the case may be, to any third party."

     5. Section 2.3(g) of the Agreement is amended to read in its entirety as follows:

     "(g) The Executive shall participate in the Integrated Health Services, Inc. Key Employee Supplemental Executive Retirement Plan (Plan A), which became effective March 1, 1996 (hereinafter, "SERP A"). No amendment of SERP A that is adverse to the Executive shall be effective as to the Executive without his prior written consent (or, if he is no longer living, the consent of his beneficiary (or beneficiaries) designated in accordance with Section 2.1 of the Trust B Agreement (as hereinafter defined) or any successor to such Section). Any interpretation, construction, determination, act or failure to act of the Company or the "Committee" ( as defined in SERP A) that relates to SERP A and is adverse to the Executive shall be subject to de novo review in accordance with Section 6.9 of this Agreement."

     6. Article II of the Agreement is amended to add the following new Section 2.5:

     "2.5. Trust Agreement."

     "(a) The Company shall promptly establish a trust ("Trust B"), with a banking or other financial institution acceptable to the Executive as trustee, under a trust agreement (the "Trust B Agreement") substantially in the form of Exhibit A. The Company shall make irrevocable contributions to Trust B at

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     the times,  and in the  amounts,  specified in Schedule A to Exhibit A. The
     Executive's retirement benefits under SERP A and this Agreement shall be paid at the times, in the amounts, and in the forms set forth in Schedule B to Exhibit A.

     (b) No amendment of the Trust B Agreement that is adverse to the Executive shall be effective without his prior written consent (or, if he is no longer living, the consent of his beneficiary (or beneficiaries) designated in accordance with Section 2.1 of the Trust B Agreement or any successor to such Section). No trustee of Trust B shall be removed by the Company, and no successor trustee of Trust B shall be appointed by the Company, without the consent of the Executive (or, if he is no longer living, the consent of his beneficiary (or beneficiaries) designated in accordance with Section
     2.1 of the Trust B Agreement or any successor to such Section), which consent may not be unreasonably withheld."

     "(c) Notwithstanding anything to the contrary in this Section 2.5, in the Trust B Agreement, or in any other plan, trust or agreement of the Company, the Company shall at all times remain obligated to make all payments in respect of retirement or deferred compensation benefits to which the Executive (or his beneficiaries) is entitled under SERP A or this Agreement (including, without limitation, Sections 3.4(a), 3.9(b) and 3.10(b) of this Agreement), subject to offset for any such payment made from Trust B or other sources."

     "(d) The Company shall use reasonable efforts to acquire, from an insurance company, bank or other institution reasonably acceptable to the Executive (the "Institution"), an insurance policy, letter of credit or comparable form of financial guarantee (the "Financial Guarantee"), approved by the Executive as to form and substance (which approval shall not be unreasonably withheld), to guarantee the Company's obligations, under SERP A, Schedule A to the Trust

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     B Agreement,  and this Agreement (including,  without limitation,  Sections
     2.5(a),  3.9(c)  and  3.10(c)),  to make  contributions  to  Trust  B.  The
     Financial   Guarantee  shall  have  the  following   properties:   (1)  the
     beneficiary of the Financial Guarantee shall be Trust B; (2) within 60 days of the Company's failure to timely make a required contribution to Trust B, the Institution shall make the contribution; and (3) contributions made by the Institution shall have the same status as contributions made by the Company and shall be available to creditors of the Company in the event of the bankruptcy or insolvency of the Company."

     7. The first sentence of Section 3.2(a) of the Agreement, and the first sentence of Section 3.3(a) of the Agreement, are each amended to replace the words "this Agreement" with the words "the Executive's employment with the Company".

     8. The second sentence of Section 3.2(a) of the Agreement is amended to read in its entirety as follows:

     "For purposes of this Agreement and of all other plans, programs, agreements and arrangements of the Company (or any of its subsidiaries) to which the Executive is a party or in which the Executive participates or is eligible to participate, Cause shall mean, with respect to the Executive:

               (i) the Executive is convicted of a felony involving moral turpitude; or

               (ii) in carrying out his duties under this Agreement, the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct resulting, in either case, in material economic harm to the Company, unless the Executive believed in good faith that

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          such  conduct  was in or not  opposed  to the  best  interests  of the
          Company."

     9. The first sentence of Section 3.2(b) of the Agreement is amended to replace the phrase "Notwithstanding anything in Section 3.2(a) to the contrary, a termination shall not be for Cause unless" with the following phrase:

     "No termination of the Executive's employment for Cause shall be effective as a termination for Cause for purposes of this Agreement, or as a termination for cause for purposes of any other plan, program, agreement or arrangement of the Company (or any of its subsidiaries) to which the Executive is a party or in which the Executive participates or is eligible to participate, unless"

     10. Section 3.2(b)(i) is amended to replace the phrase "the determination that Cause exists is made by the Board" with the following phrase:

     "the determination that Cause exists is made by resolution approved by at least three-quarters of the members of the Board"

     11. Section 3.3(a)(1)(iv) is amended to delete the phrase "(other than a reduction in salary permitted by Section 2.1)".

     12. Section 3.3(a)(2) of the Agreement shall be amended to read in its entirety as follows:

     "any termination of the Executive's employment within one (1) year following a "Change of Control" as defined in Section 3.3(b), provided that in the case of any such termination, regardless of whether by the Company or the Executive and regardless of the reason therefor (including, without limitation, death or Disability), then, notwithstanding any other provision of this

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     Agreement, such termination shall be deemed to be by the Executive for Good
     Reason, with the result, among other things, that the Executive shall be entitled to all of the payments and benefits provided under Section 3.4 (and, without duplication, any benefits to which he would be entitled to upon death or Disability, if applicable)."

     13. Section 3.3(b) of the Agreement is amended to read in its entirety as follows:

     "(b) For purposes of this Agreement and, to the extent of the Executive's entitlements or participation therein, any other plan, program, agreement or arrangement of the Company (or any of its subsidiaries), a "Change of Control" shall be deemed to occur, with respect to the Executive, if (i) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Executive and any "group" (as such term is used in Section 13(d)(3) of the 1934 Act) of which he is a member, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the 1934 Act, of 20% or more of the "Voting Stock" (as defined below) of the Company; (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the effective date of Amendment No. 2 to this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director, unless such election or nomination was the result of any actual or threatened election contest of a type contemplated by Regulation 14a-11 under the 1934 Act; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) there is consummated any consolidation, reorganization or merger of the Company in which the Company is not a continuing or surviving corporation or pursuant to which all or substantially all of the Company's Voting Stock is converted into

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     cash,  securities or other property (unless the shareholders of the Company
     immediately   prior  to  such  merger,   consolidation  or   reorganization
     beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); (v) in any transaction not described in preceeding clause (iv), all or substantially all of the assets
     or   business  of  the  Company  is  disposed  of  pursuant  to  a  merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (vi) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the shares of Voting Stock of the combined company (there being excluded from the number of such shares held by such shareholders, but not from the Voting Stock of the combined company, any such shares received by "affiliates", as such term is defined in the rules of the United States Securities and Exchange Commission, of such other company in exchange for stock of such other company). "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation."

     14. The first sentence of Section 3.4(a) of the Agreement is amended to replace the term "Article II" with the term "Section 1.3" and to replace the phrase "the Company's Supplemental Executive Retirement Plan" with the phrase "SERP A".

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     15. The second  sentence of Section  3.4(a) of the  Agreement is amended to delete the period that appears at the end of the second sentence and to add the following material at the end of the second sentence:

     "and (3) a 'Pro Rata Bonus Amount,' which shall equal (A) the product obtained by multiplying (x) the Bonus Amount times (y) a fraction, the numerator of which is the number of days that shall have elapsed, through the effective date of such termination, in the fiscal year of the Company in which the termination occurs and the denominator of which is 365 minus
     (B) any payments in respect of a Bonus for the fiscal year in which the termination occurs that have been received by the Executive and are not required to be repaid by him pursuant to Section 2.2(b)."

     16. The third sentence of Section 3.4(a) of the Agreement is replaced in its entirety with the following sentence:

     "The Severance Amount, Bonus Amount, and Pro Rata Bonus Amount shall all be paid in one lump-sum cash payment on the effective date of the termination of the Executive's employment (or, if payment in full on such effective date is not practicable, as promptly as practicable thereafter, but in no event more than ten (10) days after such effective date)."

     17. Section 3.4 is amended to delete clause (v) in its entirety and to redesignate clause (vi) as clause (v).

     18. Section 3.4(b) of the Agreement is redesignated as "Section 3.13 Gross-Up.". Thus redesignated, such section is moved to the end of Article III. Such section is further amended to add the words "in connection with one or more events or conditions involving the Company (whether or not on account of payments or benefits arising hereunder)" after

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the words "Section 280G of the Code" and to add the following five sentences at the end of the section:

     "Any payment otherwise required under the preceding sentence shall be made whether or not a Change of Control shall have occurred and whether or not the Executive's employment with the Company shall have been terminated. An independent auditor (the "Auditor"), jointly selected by the Company and the Executive and paid by the Company, shall determine whether any payment or payments are due from the Company to the Executive pursuant to this
     Section 3.13 and, if so, the amount and the time of any payment(s) to be made. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the three years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one nationally recognized United States public accounting firm and those two firms (both of which shall be paid by the Company) shall jointly select the accounting firm to serve as the Auditor. In making its determinations, the Auditor shall assume that the Executive is subject to tax at the highest applicable marginal Federal, state and local income tax rates."

     19. The first sentence of Section 3.5(a) of the Agreement is amended to replace the phrase "The Company may terminate the Executive following a determination by the Board that" with the following phrase:

     "Either party may terminate the Executive's employment with the Company following a determination that"

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     20. The second  sentence  of Section  3.5(a) is amended to replace the word
"vote" with the word "termination".

     21. Section 3.5(b)(i) of the Agreement is amended to replace the phrase "for a period of thirty (30) months following the effective date of such termination" with the following phrase:

     "for the period beginning on the effective date of such termination and ending at the later of (x) the end of the thirtieth month following such date and (y) the end of the month in which the Executive attains age 62"

     22. Article III of the Agreement is amended to add the following new Sections 3.7 through 3.12 after the end of Section 3.6:

     "3.7 Pro Rata Bonus.  On termination of the Executive's  employment  either
     (x) for Permanent Disability in accordance with Section 3.5 or (y) by death, the Executive shall be entitled to receive a Pro Rata Bonus Amount, determined and paid in accordance with Section 3.4(a) as if the Executive had resigned for Good Reason on the effective date of such termination."

     "3.8 Stock Option Exercisability on a Termination that is Neither by the Company for Cause, Nor by the Executive without Good Reason Before His 55th Birthday. Except as set forth in the immediately succeeding sentence, upon any termination of the Executive's employment with the Company, he shall be entitled to exercise any outstanding stock option that is exercisable on the effective date of such termination, or that becomes exercisable in connection with such termination, at any time until the earlier of (w) the fifth anniversary of the effective date of such termination and (x) the expiration of the maximum stated term of the option. The immediately preceding sentence shall not apply to (y) any termination by the Company for Cause or (z) any

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     termination  by the Executive that occurs before he attains age 55 and that is not for death, Permanent Disability or Good Reason."

     "3.9 Change of Control. Upon any Change of Control that occurs while the Executive is employed with the Company, he shall be entitled to the following benefits (in addition to any other payments and benefits otherwise available hereunder or under any other plan, program or agreement of the Company):

     (a) the continued right to exercise any outstanding stock option until the later of (i) the fifth anniversary of any termination of the Executive's employment with the Company and (ii) the fifth anniversary of the occurrence of the Change of Control, any such stock option to become fully exercisable and nonforfeitable on the date of the Change of Control, provided that no stock option shall in any event be exercisable after the expiration of its maximum stated term;

     (b) a vested, nonforfeitable right to retirement benefits determined and paid in a lump sum in accordance with SERP A (but without any reduction for retirement prior to attaining age 62) as if he had retired from employment with the Company with 15 Years of Service on the date that the Change of Control occurs; and

     (c) a prompt, irrevocable contribution by the Company to Trust B, made no later than 30 days following the date of the Change of Control, in an amount sufficient to fully and irrevocably fund the benefit accruing under
     Section 3.9(b)."

     "3.10 Termination Followed By a Change of Control. Upon any Change of Control that occurs within 12 months following the effective date of any termination of the Executive's employment with the Company, other than a termination by the Company for Cause or a termination by the Executive that

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     is not for death, Permanent Disability or Good Reason, he shall be entitled to the following benefits (in addition to any other payments and benefits otherwise available hereunder or under any other plan, program or agreement of the Company):

     (a) the continued, or renewed, right to exercise any stock option that was outstanding on the date of such termination and that has not yet been exercised when the Change of Control occurs, until the fifth anniversary of the occurrence of the Change of Control, any such stock option to become fully exercisable and nonforfeitable on the date of the Change of Control, provided that no stock option shall in any event be exercisable after the expiration of its maximum stated term;

     (b) a vested, nonforfeitable right to a lump-sum retirement benefit that is equal to (i) the lump-sum actuarial equivalent of the retirement benefit to which he would have been entitled under SERP A on the date of the termination of his employment if (A) he had had 15 Years of Service on that date and (B) no reduction for retirement prior to age 62 had been applied minus (ii) the sum of all payments in respect of his retirement benefits under SERP A that he or his beneficiaries have previously received; and

     (c) a prompt, irrevocable contribution by the Company to Trust B, made no later than 30 days following the date of the Change of Control, in an amount sufficient to fully and irrevocably fund the benefit accruing under
     Section 3.10(b)."

     "3.11 Purchase of Automobile. Upon any Change of Control or any termination of the Executive's employment with the Company (other than a termination by the Company for Cause or a termination by the Executive that is not for Permanent Disability or Good Reason), the Executive shall have the

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     right to purchase his current 1998 Mercedes S-600  four-door  sedan, or any successor automobile furnished to him by the Company, at a price equal to the automobile's then book value."

     "3.12 Conforming Amendments. In the event of any inconsistency between the terms of this Agreement (including, without limitation, the provisions of Section 2.5, Section 3.2 (a), Section 3.2 (b), Section 3.3(b), Section 3.8,
     Section 3.9 or Section 3.10) and any other plan, program, agreement or arrangement of the Company (or any of its subsidiaries) to which the Executive is a party or in which the Executive participates or is eligible to participate, the terms of this Agreement shall prevail."

     23. The first sentence of Section 4.2 of the Agreement is amended to insert the phrase "(which consent shall not be unreasonably withheld)" after the phrase "without the express written consent of the Company".

     24. The first sentence of Section 4.2 of the Agreement is further amended to delete clauses (i), (ii) and (iii) in their entirety and to replace them with the following:

     ", and other than in connection with performing his duties under this Agreement, (i) solicit for employment, or recommend that any subsequent employer of the Executive seek to employ, any person who at the time of such solicitation or recommendation is known by the Executive to be employed by the Company or any of its affiliates; (ii) solicit, divert, or endeavor to entice away any customer of the Company or of any of its affiliates who at the time of such solicitation, diversion or enticement is known by the Executive to be a customer of the Company or of any of its affiliates at the time of such solicitation, diversion or enticement; or
     (iii) be employed by, be a director, officer or manager of, act as a consultant for, be a partner in, have a material proprietary interest in, or otherwise render material assistance to any person,

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     enterprise, partnership,  association,  corporation, joint venture or other business entity that then derives 5% or more of its consolidated gross revenues from owning, operating or managing subacute healthcare facilities in markets in which it is known by the Executive to compete directly with subacute healthcare facilities owned, operated or managed by the Company or its subsidiaries and from which the Company then derives 5% or more of its consolidated gross revenues (any such person or entity being hereinafter referred to as a 'Competitor')"

     25. Section 4.2 of the Agreement is further amended to insert the following clause before the period at the end of the second sentence:

     "or (iv) being employed by, or rendering services to, any subsidiary or division of a Competitor so long as (A) such subsidiary or division does not itself compete directly with the Company or any of its subsidiaries in any subacute healthcare market and (B) the Executive has no duties or responsibilities in respect of any portion of the business of the Competitor that does compete directly with the Company or any of its subsidiaries in any subacute healthcare market ."

     26. Section 6.3 of the Agreement is amended to replace the period that appears at the end thereof with the following:

     "or which are contrary to the provisions incorporated herein through Amendment No. 2 hereto."

     27. Section 6.8(b) of the Agreement is amended to read in its entirety as follows:

     "(b) in connection with (i) any dispute brought by the Executive arising under or relating to this Agreement unless there is a determination that the Executive

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     has no reasonable  basis for his claim and (ii) any dispute  brought by the
     Company arising under or relating to this Agreement."

     28. The first sentence of Section 6.9 is amended to replace the phrase "shall be settled exclusively by arbitration" with the following phrase:

     "(or, unless expressly required otherwise by an applicable plan, program or arrangement of the Company, under or in connection with such plan, program or agreement) shall, at the Executive's election, be settled exclusively by arbitration"

     29. All of the remaining terms and provisions of the Agreement shall remain in full force and effect, without amendment or modification.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the day and year first above written.

COMPANY                                             EXECUTIVE

INTEGRATED HEALTH SERVICES,
INC., a Delaware corporation

By: ____________________________                    /s/_________________________
                                                         Robert N. Elkins

Name: ____________________________

Title: ___________________________

       ---------------------------

                                                                       EXHIBIT A

                            FORM OF TRUST B AGREEMENT

                                                                       EXHIBIT A

                        Integrated Health Services, Inc.

                            Key Employee Supplemental
                        Executive Retirement Plan A

                                     Trust
                                   ("Trust B")

                        INTEGRATED HEALTH SERVICES, INC.
              KEY EMPLOYEE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN A

                                 TRUST AGREEMENT
                                   ("TRUST B")

                                TABLE OF CONTENTS

PREAMBLE ......................................................................1

ARTICLE I      -    TRUST B FUND...............................................3

ARTICLE II     -    DEFINITIONS AND USAGE......................................4

ARTICLE III    -    TRUSTEE POWERS............................................10

ARTICLE IV     -    TRUSTEE RESPONSIBILITY IN THE EVENT OF

                    INSOLVENCY OF THE EMPLOYER................................12

ARTICLE V      -    BENEFIT DISTRIBUTIONS ....................................15

ARTICLE VI     -    APPOINTMENT OF SUCCESSOR TRUSTEE..........................18

ARTICLE VII    -    MISCELLANEOUS ............................................21

SIGNATURE.....................................................................25

SCHEDULE A     -    CONTRIBUTION SCHEDULE.....................................26

SCHEDULE B     -    PAYMENT SCHEDULE..........................................31

                        INTEGRATED HEALTH SERVICES, INC.

            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN A TRUST AGREEMENT

                                   ("TRUST B")

                                    PREAMBLE

WHEREAS, Robert N. Elkins (the "Participant") is employed by Integrated Health Services, Inc. (the "Company") pursuant to the Employment Agreement (as defined in Section 2.1);

WHEREAS, the Employment Agreement provides for the participation of the Participant in a nonqualified deferred compensation plan established by the Company ("Plan A", as defined in Section 2.1);

WHEREAS, the Employment Agreement provides for certain deferred compensation benefits determined with reference to this Trust B Agreement, the Employment Agreement and Plan A;

WHEREAS, the Company has incurred and expects to incur liability with respect to such benefits;

WHEREAS, the Company established in 1996 Trust A (as defined in Section 2.1) to provide funds to pay participants in Plan A certain deferred compensation benefits under Plan A;

WHEREAS, the Employment Agreement provides for the establishment and funding of an additional trust ("Trust B") to provide funds to pay the Participant certain deferred compensation benefits under Plan A and the Employment Agreement;

WHEREAS, the Participant is a participant in a second non-qualified deferred compensation plan established by the Company ("Plan Z", as defined in Section 2.1);

WHEREAS, the Company established in 1995 a trust ("Trust Z", as defined in Section 2.1) to provide funds to pay participants in Plan Z certain deferred compensation benefits under Plan Z;

WHEREAS, the Company intends that the assets in Trust Z attributable to the Participant's Plan Z Benefits (as defined in Section 2.1) be transferred to Trust B;

WHEREAS, the Company wishes to establish Trust B and to contribute to Trust B assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency (as defined in Section 2.1), until paid to the Participant or his Beneficiaries (as defined in Section 2.1);

WHEREAS, it is the intention of the Company and the Trustee that Trust B shall constitute an unfunded arrangement and shall not affect the status of any plan maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees as an unfunded plan for purposes of Title I of ERISA;

WHEREAS, it is the intention of the Company to make contributions to Trust B to provide itself with a source of funds to assist it in meeting deferred compensation benefit liabilities with respect to the Participant; and

WHEREAS,  the  Company  and the  Trustee  desire  to  enter  into  this  Trust B
Agreement.

NOW, THEREFORE, the Company and the Trustee do hereby establish Trust B and agree that Trust B shall be comprised, held and disposed of as follows:

                                    ARTICLE I

                                  TRUST B FUND

Section 1.1 Establishment of Trust B.

     (a) The Company hereby deposits with the Trustee in trust the amounts that are to be deposited on this date as provided on Schedule A attached hereto (the "Contribution Schedule"), and shall deposit additional amounts as provided in the Contribution Schedule, which amounts shall become the principal of Trust B to be held, administered and disposed of by the Trustee as provided in this Trust B Agreement.

     (b) Trust B hereby established shall be irrevocable.

     (c) Trust B is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and this Trust B Agreement shall be construed accordingly.

     (d) The principal of Trust B, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participant and of general creditors of the Company as herein set forth. The Participant and his Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of Trust B. Any rights created under Plan A , Plan Z, the Employment Agreement Pension Provisions (as defined in Section 2.1) and this Trust B Agreement shall be mere unsecured contractual rights of the Participant and his Beneficiaries against the Company. Any assets held in Trust B shall be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's Insolvency (as defined in

          Section 2.1).

                                   ARTICLE II

                              DEFINITIONS AND USAGE

Section 2.1 Definitions. Wherever used in this Trust B Agreement, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

     "Actuarial Equivalent" shall mean a benefit of equivalent value, computed on the basis of (i) the 1983 Group Annuity Mortality Table for males and
     (ii) the Applicable Discount Rate.

     "Allocable Amount", when used with reference to Trust A, shall mean the amount, if any, of the realizable value of the corpus of Trust A that is then irrevocably allocated to the payment of the Participant's Retirement Benefits.

     "Applicable Discount Rate" shall mean (except as otherwise expressly provided) an interest rate equal to the average yield on 30-year United States Treasury securities for the calendar month preceding the calendar month in which the Termination Date occurs.

     "Average Annual Compensation" shall have the meaning provided under Plan A.

     "Beneficiary" shall mean any individual or trust designated by the Participant as a beneficiary with respect to any Retirement Benefit, any benefit attributable to his Employee Deferral Contributions or any Plan Z Benefit in his most recent written designation with respect to such benefit filed with the Company before his death; provided, however, that if the Participant fails to make a designation with respect to a benefit or if no individual so designated is alive, and no trust so designated is in existence, the term "Beneficiary" shall mean in order of priority (a), with respect to any Retirement Benefit or any benefit attributable to his Employee Deferral Contributions, (i) the spouse of the deceased Participant, or (ii) if no spouse is alive, the surviving children of the deceased Participant, or (iii) if no children are alive, the parent or parents of the deceased Participant, or (iv) if no parent is alive, the legal representative of the deceased Participant's estate and (b), with respect to any Plan Z Benefit, (i) the spouse of the deceased Participant, or (ii) if no spouse is alive, the Participant's then living descendants, if any, per stirpes, or (iii) if no descendant is alive, the Participant's estate.

     "Board" shall mean the board of directors of the Company.

     "Change of Control" shall have the meaning set forth in the Employment Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular Code section shall include any provision that modifies, replaces or supersedes it.

     "Company" shall mean Integrated Health Services, Inc., a corporation organized under the laws of the state of Delaware, and any successor thereto.

     "Contribution Schedule" shall have the meaning set forth in Section 1.1(a).

     "Election" shall mean a written election by the Participant to receive his Retirement Benefits in a form other than a lump-sum distribution, which election is in effect on the Termination Date in accordance with to Section
     6.2 of Plan A.

     "Employee Deferral Contribution" shall have the meaning provided under Plan A.

     "Employment Agreement" shall mean the written employment agreement between the Participant and the Company, effective as of January 1, 1994, as it is amended from time to time.

     "Employment Agreement or Supplemental Agreement Pension Provision" shall mean any provision in the Employment Agreement or Supplemental Agreement relating to retirement benefits (including, without limitation, Sections 2.3(g), 2.5, 3.4, 3.9 and 3.10 of the Employment Agreement, and Section 2 of the Supplemental Agreement, as each agreement is amended through the date of this Trust B Agreement).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a particular ERISA section shall include any provision that modifies, replaces or supersedes it.

     "Insolvent" shall mean that (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     "Participant" shall mean Robert N. Elkins.

     "Party" shall mean either the Company or the Trustee.

     "Payment Schedule" shall have the meaning set forth in Section 5.1(a).

     "Plan A" shall mean the Integrated Health Services, Inc. Key Employee Supplemental Executive Retirement Plan ("Plan A"), established effective March 1, 1996, as it is amended from time to time.

     "Plan Z" shall mean the Integrated Health Services, Inc. Supplemental Deferred Compensation Plan, effective as of January 1, 1995.

     "Plan Z Benefit" shall mean any benefit to which the Participant (or any Beneficiary) is entitled under Plan Z.

     "Plan Z Contribution" shall mean any contribution by the Company to Trust B in respect of Plan Z Benefits.

     "Retirement Benefit" shall mean any Retirement Benefit as that term is defined in Plan A and any additional or different retirement benefit provided under the Employment Agreement Pension Provisions (other than Plan Z Benefits, benefits attributable to Employee Deferral Contributions, and benefits that are determined without reference to Plan A or Plan Z).

     "Scheduled Amount" shall mean the 1998 Scheduled Amount, 1999 Scheduled Amount, 2000 Scheduled Amount or 2001 Scheduled Amount, as such terms are defined in Section 2 of Schedule A.

     "Supplemental Agreement" shall mean the Supplemental Agreement, effective as of November 18, 1997, between the Company and the Participant, as that agreement may be from time to time amended.

     "Termination   Date"  shall  mean  the  date  on  which  the  Participant's employment with the Company terminates.

     "Trust A" shall mean the Integrated Health Services, Inc. Key Employee Supplemental Executive Retirement Plan Trust (Trust A), which was established in connection with Plan A in 1996 and of which The Charles Schwab Trust Company is the initial trustee.

     "Trust B" shall mean the trust established by this Trust B Agreement.

     "Trust B Agreement" shall mean this trust agreement, as it may be amended from time to time, and includes for all purposes the Contribution Schedule and the Payment Schedule.

     "Trust Z" shall mean the Integrated Health Services, Inc. Supplemental Deferred Compensation Plan Trust Agreement, which was established in connection with Plan Z in 1995 and of which The Charles Schwab Trust Company is the initial trustee.

     "Trust Z Transfer" means any amount or property transferred from Trust Z to Trust B.

     "Trustee" shall mean Smith Barney, Inc. or any successor appointed in accordance with Article VI.

Section 2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

                                   ARTICLE III

                                 TRUSTEE POWERS

Section 3.1 Trustee Powers.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     (b) If the Trustee undertakes or defends any arbitration, proceeding or litigation arising in connection with Trust B, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

     (c) The Trustee may consult with legal counsel (who, prior to any Change of Control, may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. The expense of such professionals shall be paid by the Company.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of Trust B, the Trustee shall have no power to name a beneficiary of the policy other than Trust B, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust B Agreement or to applicable law, the Trustee shall not have any power that could give Trust B the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

Section 3.2 Investment Powers. In no event may the Trustee invest in obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of Trust B shall be exercised by the Trustee or a person designated by the Trustee, and shall in no event be exercisable by, or rest with, the Participant.

                                   ARTICLE IV

                     TRUSTEE RESPONSIBILITY IN THE EVENT OF

                           INSOLVENCY OF THE EMPLOYER

Section 4.1 Trustee Responsibility Regarding Payments To The Trust Beneficiary When The Company Is Insolvent.

     (a) The Trustee shall cease payment of benefits to the Participant and his Beneficiaries if the Company is Insolvent.

     (b) At all times during the continuance of Trust B, the principal and income of Trust B shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (i) The Board and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges  in  writing  to the  Trustee  that  the  Company  has  become
          Insolvent,   the  Trustee  shall  determine  whether  the  Company  is
          Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Participant and his Beneficiaries.

          (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participant and his Beneficiaries and shall hold the assets of Trust B for the benefit of the Company's general creditors. Nothing in this Trust B Agreement shall in any way diminish any rights of the Participant or his Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under Plan A, the Employment Agreement Pension Provisions, or otherwise.

          (iv) The Trustee shall resume payments to the Participant (or his Beneficiaries) in accordance with Section 5 of this Trust B Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets in Trust B, if the Trustee discontinues payments from Trust B to the Participant (or his Beneficiaries) pursuant to Section 4.1(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participant and his Beneficiaries under the terms of the Payment Schedule for the period of such discontinuance, less the aggregate amount of any payments in respect of amounts that would otherwise remain due under the terms of the Payment Schedule that were made to the Participant or his Beneficiaries by the Company, the trustee of Trust A, the trustee of Trust Z, or any other person in lieu of such payments during any such period of discontinuance.

     (d) Whenever the Trustee must determine the insolvency or solvency of the Company under the provisions of this section, the Trustee is authorized to request and obtain an opinion as to the Company's insolvency or solvency from the external financial auditors of the Company. If the Company's external financial auditors are unable to or decline to render such an opinion to the Trustee, the Trustee shall obtain such opinion from an auditing firm of Trustee's choice and the Company shall cooperate with such auditing firm to enable such auditing firm to render such an opinion. The expenses and fees of an auditing firm in providing such service and opinion shall be an administrative expense of the Trust and unless paid by the Company shall be paid from the Trust. The Trustee may rely on such opinion in taking appropriate action under the terms of this Trust.

                                    ARTICLE V

                             BENEFITS DISTRIBUTIONS

Section 5.1 Payment Schedule.

     (a) Simultaneously with the execution and delivery of this Trust B Agreement, the Company is delivering to the Trustee a schedule (the "Payment Schedule") in the form attached hereto as Schedule B that indicates (i) the amounts payable in respect of Retirement Benefits, Employee Deferral Contributions and Plan Z Benefits to the Participant (and his Beneficiaries) or a formula or other instructions acceptable to the Trustee for determining the amounts so payable, (ii) the form in which such amounts are to be paid and (iii) the time of payment, or of commencement of payment, of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participant (and his Beneficiaries) in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to such payments and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. The Company shall certify to the Trustee the types and amount of taxes to be withheld from each payment hereunder. The Trustee shall forward a check for taxes withheld from each such payment to the Company. Company shall deposit such withheld taxes with the appropriate taxing authorities and report such deposits to the taxing authorities and to the participants and/or beneficiaries.

     (b) The entitlement of the Participant and his Beneficiaries to payments in respect of Retirement Benefits, Employee Deferral Contributions and Plan Z Benefits shall be determined as provided in the Payment Schedule, the Employment Agreement, the Supplemental Agreement, Plan Z (in the case of payments in respect of Plan Z Benefits) and Plan A (in the case of all other payments). Any claims for such benefits shall be considered and reviewed under the procedures provided in this Trust B Agreement, the Employment Agreement, the Supplemental Agreement, Plan A and Plan Z.

     (c) The Company may make payments in respect of Retirement Benefits, Employee Deferral Contributions and Plan Z Benefits directly to the Participant or his Beneficiaries as they become due. The Company shall notify the Trustee of its decision to make such direct payments prior to the time such payments become due. No payment by the Company shall be treated as made in respect of Retirement Benefits, Employee Deferral Contributions or Plan Z Benefits unless the Participant (or the recipient Beneficiary) consents in writing to such characterization, which consent shall not be unreasonably withheld.

     (d) If the assets of Trust B are not sufficient to make all payments in respect of Retirement Benefits, Employee Deferral Contributions and Plan Z Benefits when due under the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall promptly notify the Company if the assets of Trust B are not sufficient to make such payments.

Section 5.2 Payments to the Company. Except as provided in Section 4.1(b) hereof, the Company shall have no right or power to direct the Trustee to return to the Company, or to divert to others, any of the assets of Trust B before all payments that are, or may become, due in respect of Retirement Benefits, Employee Deferral Contributions, and Plan Z Benefits have been made to the Participant and his Beneficiaries.

Section 5.3 Disposition of Income. During the term of Trust B, all income and earnings received by Trust B, net of expenses and taxes, shall be accumulated and reinvested.

Section 5.4 Accounting by the Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions made in respect of Trust B, including such specific records as shall be agreed upon in writing between the Company and the Trustee. The Trustee shall establish and maintain three separate bookkeeping accounts for Trust B. One account shall reflect all Trust B income, earnings and assets attributable to Employee Deferral Contributions. A second account shall reflect all Trust B income, earnings and assets attributable to Trust Z Transfers or Plan Z Contributions. A third account shall reflect all other Trust B income, earnings and assets. Within forty-five (45) days following the close of each calendar year and within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of Trust B during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in Trust B at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 5.5 Compensation and Expenses of the Trustee. The Company shall pay all administrative and Trustee's fees and expenses. The amount of the Trustee's fees shall be as agreed upon by the Company and the Trustee.

                                   ARTICLE VI

                        APPOINTMENT OF SUCCESSOR TRUSTEE

Section 6.1 Resignation and Removal of the Trustee.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may, with the written consent of the Participant (or, if he is no longer living, his Beneficiaries), which consent may not be unreasonably withheld, be removed by the Board on thirty (30) days notice or upon shorter notice accepted by the Trustee.

     (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets of Trust B shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty
     (30) days after receipt of notice of the resignation, removal or transfer, unless the Board extends the time limit.

     (d) If the Trustee resigns or is removed, a successor shall be appointed in accordance with Section 6.2 no later than the effective date of such resignation or removal. If no such appointment has been made by such effective date, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with such a proceeding shall be allowed as administrative expenses of Trust B.

Section 6.2 Appointment of Successor Trustee.

     (a) If the Trustee resigns (or is removed) in accordance with Section 6.1(a) or (b) hereof, the Board may, with the written consent of the Participant (or, if he is no longer living, his Beneficiaries), which consent may not be unreasonably withheld, appoint any bank trust department or other party that may be granted corporate trustee powers under state law as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the successor Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the assets of Trust B. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing assets of Trust B, subject to Sections 3 and 5.4 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     (c) Upon settlement of the account and transfer of the assets of Trust B to a successor Trustee, all rights and privileges of the Trustee under this Trust B Agreement shall vest in the successor Trustee and all responsibility and liability of the Trustee with respect to Trust B and assets thereof shall terminate subject only to the requirements that the Trustee execute all necessary documents to transfer the assets of Trust B to the successor Trustee, and that the Trustee deliver a final accounting of Trust B to the Company.

Section 6.3 Amendment or Termination.

     (a) This Trust B Agreement may, with the written consent of the Participant (or, after his death, his Beneficiaries), be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall (i) conflict with the terms of the Employment Agreement or (ii) make Trust B revocable, unless the Participant (or, after his death, his Beneficiaries) consents in writing to such conflict or revocability, as applicable.

     (b) Trust B shall not terminate until (i) the Participant and his Beneficiaries have received all payments that are, or may become, due to them with respect to Retirement Benefits, Employee Deferral Contributions and Plan Z Benefits and (ii) the Trustee's final accounting report has been accepted and approved.

     (c) Upon termination of Trust B, the Trustee shall distribute any assets remaining in Trust B to the Company or to such designee as selected by the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.1 Indemnification. In addition to and not in derogation of any other indemnification and hold harmless provisions in this Trust agreement, the Company agrees to indemnify and hold the Trustee harmless from and against any liability, loss or claim that the Trustee may incur or which may be assessed or made against the Trustee in the administration of the Trust, including, without limitation, liability for legal and other professional fees ("liabilities"), unless arising from the Trustee's own gross negligence or willful misconduct, or except as such indemnification may be prohibited by applicable law. With respect to such aforementioned liabilities or the Trustee's own fees from the Trust, should the Trust prove insufficient or it is held by a court of competent jurisdiction that such liabilities and/or fees are not properly payable from the Trust, the Company shall remain liable to indemnify the Trustee against such liabilities and/or to pay the Trustee such fees. This indemnification and hold harmless provision as well as all other such indemnification and hold harmless provisions in this Trust agreement shall survive the term of the Trustee acting as such under this Trust agreement and shall survive the term of this Trust agreement.

Section 7.2 Spendthrift Trust. Benefits payable to the Participant or his Beneficiaries under this Trust B Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

Section 7.3 Severability. If any provision or provisions of this Trust B Agreement shall for any reason be invalid or unenforceable, the remaining provisions of this Trust B Agreement shall be carried into effect unless the effect thereof would be to materially alter or defeat the purpose of this Trust B Agreement.

Section 7.4 Governing Law. This Trust B Agreement shall be subject to and construed in accordance with the laws of the state of Maryland, without reference to principles of conflict of laws, to the extent not preempted by the provisions of ERISA.

Section 7.5 Waiver. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Trust B Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by an authorized officer of the Company or the Trustee, as the case may be.

Section 7.6 Arbitration. Any dispute that arises between the Parties, or between either Party and the Participant or any of his Beneficiaries, and that relates to this Trust B Agreement (including, without limitation, the Contribution Schedule and the Payment Schedule) shall, at the election of the Trustee, the Participant or, after the Participant's death, any Beneficiary (provided that such electing person is a party to the dispute), be resolved exclusively by confidential arbitration in Baltimore, Maryland, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Company shall pay all fees and costs of the American Arbitration Association and the arbitrators in connection with any such arbitration, and all reasonable costs and expenses (including reasonable attorneys fees) incurred by the Participant or any of his Beneficiaries in connection with any such arbitration.

Section 7.7 Resolution of Inconsistencies. In the event of an inconsistency between (i) Plan A or Plan Z and (ii) the Employment Agreement, the Supplemental Agreement or this Trust B Agreement, the terms of the Employment Agreement, the Supplemental Agreement and this Trust B Agreement shall prevail.

Section 7.8 Notices.

     (a) Any notice, consent, demand, request, or other communication given to a Party or the Participant in connection with this Trust B Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the person specified or (b), provided that a written acknowledgment of receipt is obtained, two days after delivery by certified or registered mail, or by a nationally recognized overnight courier, to the address set forth below for the person specified (or to such other address for such person as shall be specified by ten days advance notice given pursuant to this Section 7.7).

     If to the Company:            Integrated Health Services, Inc.
                                   10065 Red Run Boulevard
                                   Owings Mills, Maryland 21117
                                   Attn: Marc B. Levin

     With a copy to:               Marshall A. Elkins
                                   Integrated Health Services, Inc.
                                   10065 Red Run Boulevard
                                   Owings Mills, Maryland 21117

     If to the Participant:        Dr. Robert N. Elkins
                                   8231 Bay Colony Drive #P2101
                                   Naples, Florida 34108

     With a copy to:               Andrew L. Oringer
                                   Rogers & Wells
                                   200 Park Avenue
                                   New York, New York 10166-0153

     If to the Trustee:            Smith Barney, Inc.
                                   1 Liberty Place
                                   1650 Market Street
                                   Philadelphia, Pennsylvania 19103
                                   Attn: John Hoch

     With a copy to:

     (b) any notice or other communication given by a Party to a Beneficiary in connection with this Trust B Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the person specified or (b), provided that a written acknowledgment of receipt is obtained, two days after delivery by certified or registered mail, or by a nationally recognized overnight courier, to the address for such Beneficiary first provided to the Party by the Participant (or to such other address for such Beneficiary as shall be specified by the Participant or the Beneficiary by ten days advance notice given pursuant to this
     Section 7.7).

Section 7.9 Headings. The headings of the sections contained in this Trust B Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of its provisions.

IN WITNESS WHEREOF, this Trust B Agreement has been executed this 25th day of November, 1997 by the Company, as the Grantor, and Smith Barney, Inc. as the Trustee to evidence their adoption of this Trust B Agreement.

Signed and delivered in the presence of:

Integrated Health Services, Inc.

________________________________                 By ____________________________

--------------------------------                 -------------------------------
   Witness as to the Company                             Print Name/Title

                         Attest ________________________

--------------------------------                 -------------------------------
                                     Trustee

--------------------------------                 -------------------------------
Witness as to the Trustee                               Print Name/Title

                                   SCHEDULE A

                              CONTRIBUTION SCHEDULE

     1. The Company shall irrevocably deposit the following amounts in trust with the Trustee on or before the following dates:

--------------------------------------------------------------------------------
            Date of Contribution                         Amount of Contribution

--------------------------------------------------------------------------------
On the date that Trust B is established                $1,000
--------------------------------------------------------------------------------
No later than ten days after Trust B is
established                                            An additional $3,573,000

--------------------------------------------------------------------------------
No later than the later of (i) ten days after

Trust B is established and (ii) January 2, 1998        1998 Scheduled Amount
--------------------------------------------------------------------------------
No later than January 4, 1999                          The 1999 Scheduled Amount
--------------------------------------------------------------------------------
No later than January 2, 2000                          The 2000 Scheduled Amount
--------------------------------------------------------------------------------
No later than January 2, 2001                          The 2001 Scheduled Amount
--------------------------------------------------------------------------------

     2. For purposes of this Schedule A,

          a.   "1998 Scheduled Amount" shall mean an amount such that:

               (i) such Scheduled Amount, compounded at 8% annually from January 1, 1998, through July 1, 2001, plus three additional equal amounts, compounded at 8% annually (x) from January 1, 1999 through July 1, 2001; (y) from January 1, 2000 through July 1, 2001; and (z) from January 1, 2001 through July 1, 2001, respectively, would equal

               (ii) the excess (if any) of (x) $23.9 million over (y) an amount equal to the value of the corpus of Trust B as of January 1, 1998 (excluding the value of any contribution in respect of the 1998 Scheduled Amount), compounded at 8% annually from January 1, 1998 through July 1, 2001.

          b.   "1999 Scheduled Amount" shall mean an amount such that:

               (i) such Scheduled Amount, compounded at 8% annually from January 1, 1999, through July 1, 2001, plus two additional equal amounts, compounded at 8% annually (x) from January 1, 2000 through July 1, 2001 and (y) from January 1, 2001 through July 1, 2001, respectively, would equal

               (ii) the excess (if any) of (x) $23.9 million over (y) an amount equal to the value of the corpus of Trust B as of January 1, 1999 (excluding the value of any contribution in respect of the 1999 Scheduled Amount), compounded at 8% annually from January 1, 1999 through July 1, 2001.

          c.   "2000 Scheduled Amount" shall mean an amount such that:

               (i) such Scheduled Amount, compounded at 8% annually from January 1, 2000, through July 1, 2001, plus an additional equal amount, compounded at 8% annually from January 1, 2001 through July 1, 2001, would equal

               (ii) the excess (if any) of (x) $23.9 million over (y) an amount equal to the value of the corpus of Trust B as of January 1, 2000 (excluding the value of any contribution in respect of the 2000 Scheduled Amount), compounded at 8% annually from January 1, 2000 through July 1, 2001.

          d.   "2001 Scheduled Amount" shall mean an amount such that

               (i) such Scheduled Amount, compounded at 8% annually from January 1, 2001, through July 1, 2001, shall equal

               (ii) the excess (if any) of (x) $23.9 million over (y) an amount equal to the value of the corpus of Trust B as of January 1, 2001 (excluding the value of any contribution in respect of the 2001 Scheduled Amount), compounded at 8% annually from January 1, 2001 through July 1, 2001.

     3. To illustrate the operation of Sections 1 and 2 of this Schedule A with an example, suppose that the value of the corpus of Trust B on January 1, 1999 is $10,000,000. The 1999 Scheduled Amount would then be $3,491,186 , since $3,491,186 compounded at 8% annually for 2.5 years plus $3,491,186 compounded at 8% annually for 1.5 years plus $3,491,186 compounded at 8% annually for 0.5 years equals $11,778,416, which is the excess of $23.9 million over $10 million compounded at 8% annually for 2.5 years.

     4. No later than the first business day in each calendar year after 2001, the Company shall irrevocably contribute to Trust B any additional amount (an "Additional Contribution") as may be required to assure that the sum of (i) the realizable value of the corpus of Trust B (excluding assets attributable to Employee Deferral Contributions, Trust Z Transfers or Plan Z Contributions), plus (ii) the Allocable Amount of Trust A, is equal to or greater than:

               a. if the Termination Date has already occurred, the lump-sum Actuarial Equivalent (determined as of the first business day of such year and using an Applicable Discount Rate equal to the average yield on 30-year United States Treasury securities for the last month of the preceding year) of all unpaid Retirement Benefits; and
               b if the Termination Date has not yet occurred, the lump-sum payment with respect to Retirement Benefits to which the Participant would have been entitled had the Termination Date occurred on the first business day of such year without his having made an Election.

     5 Upon any Change of Control, the Company shall, as soon as practicable but in no event later than 30 days following the Change of Control, irrevocably contribute to Trust B any additional amount (a "Change of Control Contribution") as may be required to assure that the sum of (i) the realizable value of the corpus of Trust B (excluding assets attributable to Employee Deferral Contributions, Trust Z Transfers or Plan Z Contributions), plus (ii) the Allocable Amount of Trust A, is equal to or greater than:

               a if the Termination Date has already occurred, the lump-sum Actuarial Equivalent (determined as of the date of the Change of Control and using an Applicable Discount Rate equal to the average yield on 30-year United States Treasury securities for the month preceding the month in which the Change of Control occurs) of all unpaid Retirement Benefits; and

               b if the Termination Date has not yet occurred, the lump-sum payment with respect to Retirement Benefits to which the Participant would have been entitled had the Termination Date occurred on the date of the Change of Control without his having made an Election.

     6 Unless the Participant (or, after his death, his Beneficiaries) consents in writing to an alternative procedure, the amount of any Scheduled Contribution, Additional Contribution, and Change of Control Contribution shall be determined by a Big Six accounting firm that (a) has not provided services to the Company or any of its affiliates during the three years preceding the date on which the determination is made, (b) is selected and paid for by the Company, and (c) is reasonably acceptable to the Participant (or, after his death, his Beneficiaries).

     7 The Company shall irrevocably contribute to Trust B amounts equal to any amounts the Participant may designate as Employee Deferral Contributions pursuant to Article V of Plan A. Each such contribution shall be due from the Company to Trust B no later than 30 days after the date on which the corresponding deferred amount would have been due to the Participant had he not elected to defer it.

     8 All deposits and contributions made by the Company to Trust B pursuant to Sections 1 through 5 of this Contribution Schedule shall be made in cash.

     9 The Company shall use reasonable efforts to secure the prompt transfer to Trust B of (a) the assets in Trust A that are attributable to contributions made by the Company in respect of the Executive's Retirement Benefits under Plan A and (b) the assets in Trust Z that are attributable to contributions by the Company in respect of the Executive's Plan Z Benefits.

     10 The Company, in its sole discretion, may at any time, or from time to time, make additional irrevocable contributions of cash or other property to Trust B, beyond the contributions referred to in Sections 1 through 9 of this Contribution Schedule.

     11 This Contribution Schedule forms part of the Trust B Agreement, and all capitalized terms in it shall have the meanings set forth in the Trust B Agreement.

                                   SCHEDULE B

                                PAYMENT SCHEDULE

     1 On any termination of the Participant's employment with the Company that occurs on or after July 1, 2005 and that is not on account of death, the Trustee shall make the following payments from Trust B in respect of the Participant's Retirement Benefits.

          (a)  In the event that the Participant has made an Election,

               (i) if the Participant has elected to receive his Retirement Benefits as a single life annuity, he shall be paid an annual annuity for his life, with each annual payment equaling seventy percent (70%) of his Average Annual Compensation;

               (ii) if the Participant has elected to receive his Retirement Benefits as a joint and fifty percent (50%) survivor annuity,

                    (A) he shall be paid an annual  annuity for his life that is the  Actuarial  Equivalent,  when  his  right to  payments  under
               Section 1(a)(ii)(B) is taken into account, of the annual annuity determined in accordance with Section 1(a)(i), and

                    (B) upon the death of the  Participant,  his Beneficiary (if then living) shall be paid an annual annuity for his or her life, with each annual payment equaling 50% of the Participant's annual annuity payment determined in accordance with Section 1(a)(ii)(A); and

               (iii) if the Participant has elected to receive his Retirement Benefits in the form of a number of substantially equal annual payments,

                    (A) each such annual  payment shall equal the amount that is required to make the present value of all such payments, determined as of the Termination Date and using the Applicable Discount Rate, equal to the lump-sum Actuarial Equivalent of the annual annuity determined in accordance with Section 1(a)(i); and

                    (B) if the Participant dies before all payments provided for
               under  Section   1(a)(iii)(A)   are  due,  his   Beneficiary  (or
               Beneficiaries) shall receive any remaining payments not yet due.

          (b) In the event that the Participant has not made an Election, the Participant shall be paid a lump-sum distribution in respect of his Retirement Benefits that is the Actuarial Equivalent of the annual annuity determined in accordance with Section 1(a)(i).

     2 On any termination of the Participant's employment with the Company that occurs after July 1, 2001 but before July 1, 2005 and that is not on account of death, the Trustee shall make the following payments from Trust B in respect of the Participant's Retirement Benefits.

          (a)  In the event that the Participant has made an Election,

               (i) if the Participant has elected to receive his Retirement Benefits as a single life annuity, he shall be paid an annual annuity for his life, with each annual payment equaling seventy percent (70%) of his Average Annual Compensation, except that each such payment shall be reduced by two-twelfths of one percent for each full calendar month by which his Termination Date precedes July 1, 2005;

               (ii) if the Participant has elected to receive his Retirement Benefits as a joint and fifty percent (50%) survivor annuity,

                    (A) he shall be paid an annual  annuity for his life that is the  Actuarial  Equivalent,  when  his  right to  payments  under
               Section 2(a)(ii)(B) is taken into account, of the annual annuity determined in accordance with Section 2(a)(i); and

                    (B) upon the death of the  Participant,  his Beneficiary (if then living) shall be paid an annual annuity for his or her life, with each annual payment equaling 50% of the Participant's annual annuity payment determined in accordance with Section 2(a)(ii)(A); and

               (iii) if the Participant has elected to receive his Retirement Benefits in the form of a number of substantially equal annual payments,

                    (A) each such annual  payment shall equal the amount that is required to make the present value of all such payments, determined as of the Termination Date and using the Applicable Discount Rate, equal to the lump-sum Actuarial Equivalent of the annual annuity determined in accordance with Section 2(a)(i); and

                    (B) if the Participant dies before all payments provided for
               under  Section   2(b)(iii)(A)   are  due,  his   Beneficiary  (or
               Beneficiaries) shall receive any remaining payments not yet due.

          (b) In the event that the Participant has not made an Election, the Participant shall be paid a lump-sum distribution in respect of his Retirement Benefits that is the Actuarial Equivalent of the annual annuity determined in accordance with Section 2(a)(i).

     3 On any termination of the Participant's employment with the Company that occurs prior July 1, 2001 and that is not on account of death, the Trustee shall make the following payments from Trust B in respect of the Participant's Retirement Benefits.

          (a) In the event that the Participant has made an Election,

               (i) if the Participant has elected to receive his Retirement Benefits as a single life annuity, he shall be paid an annual annuity for his life that is the Actuarial Equivalent of the following annuity: an annual annuity for his life, commencing on July 1, 2005, with each annual payment equaling the percentage of his Average Annual Compensation that is determined in accordance with Appendix I to Plan A.

               (ii) if the Participant has elected to receive his Retirement Benefits as a joint and fifty percent (50%) survivor annuity,

                    (A) he shall be paid an annual  annuity for his life that is the  Actuarial  Equivalent,  when  his  right to  payments  under
               Section 3(a)(ii)(B) is taken into account, of the annual annuity determined in accordance with Section 3(a)(i); and

                    (B) upon the death of the  Participant,  his Beneficiary (if then living) shall be paid an annual annuity for his or her life, with each annual payment equaling 50% of the Participant's annual annuity payment determined in accordance with Section 3(a)(ii)(A); and

               (iii) if the Participant has elected to receive his Retirement Benefits in the form of a number of equal annual payments,

                    (A) each such annual  payment shall equal the amount that is required to make the present value of all such payments, determined as of the Termination Date and using the Applicable Discount Rate, equal to the lump-sum Actuarial Equivalent of the annual annuity determined in accordance with Section 3(a)(i); and

                    (B) if the  Participant  dies before  receiving all payments provided for under Section 3(b)(iii)(A), his Beneficiary (or Beneficiaries) shall receive any remaining payments not yet due.

          (b) In the event that the Participant has not made an Election, the Participant shall be paid a lump-sum distribution in respect of his Retirement Benefits that is the Actuarial Equivalent of the annual annuity determined in accordance with Section 3(a)(i).

     4 The first annual payment due pursuant to Sections 1(a), 2(a) and 3(a) shall be due on the Termination Date and shall be paid as soon as practicable thereafter, but in no event more than 30 days after the Termination Date. Each subsequent annual payment due pursuant to such Sections shall be due on anniversaries of the Termination Date. Payments due pursuant to Sections 1(b), 2(b) and 3(b) shall be due on the Termination Date and shall be paid as soon as practicable thereafter, but in no event more than 30 days after the Termination Date.

     5 Upon any termination of the Participant's employment with the Company on account of death, the Trustee shall make from Trust B to the Participant's Beneficiary (or Beneficiaries), as soon as practicable but in no event more than 30 days after the Participant's death, a lump-sum payment that is equal to the lump-sum payment that the Participant would have received had his employment with the Company terminated on the day before his death without his having made any Election.

     6 Upon any Change of Control occurring while the Participant is employed with the Company, the Trustee shall make from Trust B to the Participant (or his Beneficiaries), as soon as practicable but in no event more than 60 days after the Change of Control occurs, a lump-sum payment in respect of the Participant's Retirement Benefits equaling (a) the lump-sum Actuarial Equivalent of the following annuity: an annual annuity for his life, commencing as of the date of the

Change of Control and determined as if the Termination Date had occurred on the date of the Change of Control, under which each annual payment equals seventy percent (70%) of his Average Annual Compensation minus (b) the sum of any payments in respect of Retirement Benefits previously received by the Participant (or his Beneficiaries) in respect of Retirement Benefits. Any such lump-sum payment, if made timely and in full, shall extinguish any right to payments from Trust B under Sections 1 through 5.

     7 Upon any Change of Control occurring within 12 months following any termination of the Participant's employment with the Company, the Trustee shall make from Trust B to the Participant (or his Beneficiaries), as soon as practicable but in no event more than 60 days after the Change of Control occurs, a lump-sum payment in respect of the Participant's Retirement Benefits equaling (a) the lump-sum Actuarial Equivalent of the following annuity: an annual annuity for his life, determined and commencing as of the Termination Date, under which each annual payment equals seventy percent (70%) of his Average Annual Compensation minus (b) the sum of any payments in respect of Retirement Benefits previously received by the Participant (or his Beneficiaries) in respect of Retirement Benefits. Any such lump-sum payment, if made timely and in full, shall extinguish any right to further payments from Trust B under Sections 1 through 5.

     8 Subject to the provisions of Section 5.1(c) of the Trust B Agreement, payments due to the Participant (or his Beneficiaries) under Sections 1 through 7 of this Payment Schedule shall be offset by payments in respect of Retirement Benefits that the Participant (or his Beneficiaries) have already received from Trust A, the Company or other sources.

     9 This Section 9 addresses payments made from assets of Trust B that are attributable to Employee Deferral Contributions (if any). The Trustee shall pay to the Participant, from such assets, any payment authorized to be made prior to the Termination Date pursuant to Section 5.4 of Plan A (or any successor to such Section). Any such payment shall be made as soon as practicable (but in no event more than 30 days) after the payment has been authorized

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

pursuant to Section 5.4 of the Plan (or any successor to such Section). No later than 30 days after the Termination Date, the Trustee shall pay to the Participant (or his Beneficiaries) the proceeds of all assets attributable to Employee Deferral Contributions that then remain in Trust B. Subject to the provisions of Section 5.1(c) of the Trust B Agreement, payments due to the Participant (or his Beneficiaries) under this Section 9 shall be offset by payments in respect of Employee Deferral Contributions that the Participant (or his Beneficiaries) have already received from the Company or other sources.

     10 This Section 10 addresses payments from the assets of Trust B that are attributable to Trust Z Transfers or Plan Z Contributions. No later than 30 days after the Termination Date, the Trustee shall pay to the Participant (or his Beneficiaries) in respect of his (or their) Plan Z Benefits the proceeds of all assets attributable to Trust Z Transfers or Plan Z Contributions that then remain in Trust B. Subject to the provisions of Section 5.1(c) of the Trust B Agreement, payments due to the Participant (or his Beneficiaries) under this
Section 10 shall be offset by payments in respect of Plan Z Benefits that the Participant (or his Beneficiaries) have already received from Trust A, the Company or other sources.

     11 Each payment made pursuant to Section 1 through 10 shall be made in cash, unless the Participant (or the Beneficiary who is to receive the payment) requests in writing a different form of payment.

     12 This Payment Schedule forms part of the Trust B Agreement, and all capitalized terms in it shall have the meanings set forth in the Trust B Agreement.

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